Item 26. Exhibit (h) i. b. 1.

AMENDMENT NO. 8 TO SHAREHOLDER SERVICES AGREEMENT

THIS AMENDMENT NO. 8 TO SHAREHOLDER SERVICES AGREEMENT (the “Amendment”) is effective as of this 16th day of October, 2020, by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”), C.M. LIFE INSURANCE COMPANY (“C.M. Life”), MML BAY STATE LIFE INSURANCE COMPANY (“MML Bay”) (MassMutual, C.M. Life and MML Bay are collectively referred to as the “Company”), AMERICAN CENTURY INVESTMENT SERVICES, INC. (“ACIS”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“Adviser”) (ACIS and Adviser are collectively referred to as “American Century”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Company and Distributor are parties to that certain Shareholder Services Agreement dated May 14, 1998, as amended (the “Agreement”);

WHEREAS, the Company and American Century agree to revise certain fund availability terms as set forth herein; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1.            Exhibit A. EXHIBIT A is hereby deleted in its entirety and is replaced by a new EXHIBIT A attached hereto.

2.            Exhibit B. EXHIBIT B is hereby deleted in its entirety and is replaced by a new EXHIBIT B attached hereto.

3.            Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.            Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:	/s/ Kyle Langan
Name:	Kyle Langan
Title:	Vice President

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:	/s/ Margie Morrison
Name:	Margie Morrison
Title:	Senior Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

C.M. LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

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EXHIBIT A

ACCOUNTS

Massachusetts Mutual Variable Life Separate Account I

MML Bay State Variable Life Separate Account I

C.M. Life Variable Life Separate Account I

Massachusetts Mutual Variable Life Separate Account IX

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EXHIBIT B

FUNDS AVAILABLE

VP Class I Funds

VP Balanced Fund

VP Capital Appreciation Fund

VP Disciplined Core Value Fund

VP Inflation Protection

VP International Fund

VP Large Company Value Fund

VP Ultra Fund

VP Value Fund

VP Class II Funds

VP Disciplined Core Value Fund

VP Inflation Protection Fund

VP International Fund

VP Large Company Value Fund

VP Ultra Fund

VP Value Fund